Exhibit 1.1

[_________] Shares

The Joint Corp.

Common Stock

UNDERWRITING AGREEMENT

[_____], 2015

FELTL AND COMPANY, INC.

2100 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, Minnesota 55402

As Representative of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

The Joint Corp., a Delaware corporation (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of The Joint Corp., the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Feltl and Company, Inc. is acting as representative (the “Representative”) an aggregate of [__________] shares and certain of the stockholders of the Company named in Schedule II (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of [____] shares (collectively, the “Firm Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”). The Company also proposes to sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional [___________] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company and each of the Selling Stockholders confirm as follows their respective agreements with the Representative and the Underwriters.

1.           (A).          The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

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(a)          A registration statement on Form S-1 (File No. 333-207632) in respect of the Shares and one or more pre-effective amendments thereto (at the time it became effective, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(f) of the Securities Act;

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(b)          (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were filed and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(c)          For the purposes of this Agreement, the “Applicable Time” is [______], at [___] a.m./p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by (i) the pricing information set forth in Schedule III(a) hereto and (ii) the Issuer Free Writing Prospectuses listed in Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

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(d)          The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Shares, and such registration statement has been declared effective by the Commission on _______, 2015 (the “Effective Date”); at the time of filing the Initial Registration Statement the Company was not and, as of the date hereof, is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(e)          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, management, business, properties or stockholders’ equity of the Company (a “Material Adverse Effect”);

(f)           The Company’s sole subsidiary is The Joint Corporate Unit No. 1, LLC., an Arizona limited liability company;

(g)          From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”);

(h)          The Company’s sole subsidiary (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a limited liability company in good standing under the laws of the State of Arizona and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company’s sole subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of the Company’s subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement;

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(i)           The Company has an authorized capitalization as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus, and all of the issued and outstanding shares of capital stock of the Company (including the Shares owned by the Selling Stockholders) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(j)           The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Registration Statement, Pricing Disclosure Package and Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights that have not been duly waived. No holder of Shares will be subject to personal liability by reason of being such holder;

(k)          This Agreement has been duly authorized, executed and delivered by the Company;

(l)           The issue and sale of the Shares and the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (2) the certificate of incorporation or by-laws of the Company or (3) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except in the cases of clauses (1) and (3) except where such conflict, breach or violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

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(m)         EKS&H, LLLP (“EKS&H”), who has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States). The financial statements, together with related schedules and notes, included in the Registration Statement, Pricing Disclosure Package and Prospectus comply with the requirements of the Securities Act and present the consolidated financial position, results of operations and statement of cash flow of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Registration Statement, Pricing Disclosure Package and Prospectus present the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Consolidated Financial Information” and elsewhere in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as otherwise included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, Pricing Disclosure Package and Prospectus under the Securities Act or the Rules and Regulations;

(n)          The Company has not sustained since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Pricing Disclosure Package and Prospectus; and, since the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company (other than the issuance of shares of Common Stock upon the exercise or conversion of outstanding securities described in the Pricing Disclosure Package, or the grant of options, restricted stock or other equity based awards under the Company’s existing stock plans, which grants are described in the Registration Statement, Pricing Disclosure Package and Prospectus), (2) there has not been any Material Adverse Effect, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity (deficit) or results of operations of the Company, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, whether or not in the ordinary course of business, which are material to the Company, (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

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(o)          The Company is not (1) in violation of its certificate of incorporation or bylaws or similar organizational documents or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which the Company or any of its respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(p)          The Company has good title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Pricing Disclosure Package and Prospectus and except where such failure of good title, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company; the Company has not received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased premises under any such lease, except to the extent that any claim or adverse effect on the Company’s right thereto would not be expected to result in a Material Adverse Effect;

(q)          Other than as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(r)           The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits;

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(s)          The Company has ownership of, and/or license to, or otherwise has the right to use, all inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents and patent rights trademarks, service marks and trade names, copyrights, (collectively “Intellectual Property”) required for carrying on their businesses as described in the Registration Statement, Pricing Disclosure Package and Prospectus. To the Company’s knowledge: there are no third parties who have rights to any Intellectual Property, except for (x) the retained rights of the owners or licensors of any Intellectual Property that is licensed to the Company or (y) third parties who have been explicitly granted licenses by the Company. The Company has not received any correspondence relating to any Intellectual Property, including notice of: (1) infringement or misappropriation of, or conflict with, any Intellectual Property of a third party; (2) asserted rights of others with respect to any Intellectual Property of the Company; (3) assertions that any Intellectual Property of the Company is invalid or otherwise inadequate to protect the interest of the Company, that in each case (if the subject of any unfavorable decision, ruling or finding), individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, Pricing Disclosure Package or Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the validity, enforceability or scope of any Intellectual Property of the Company or (B) challenging the Company’s rights in or to any Intellectual Property or (C) that the Company materially infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others, other than those that if the subject of any unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect. The Company has complied in all respects with the terms of each agreement described in the Registration Statement, Pricing Disclosure Package or Prospectus pursuant to which any Intellectual Property is licensed to the Company, except to the extent such non-compliance would not reasonably be expected to result in a Material Adverse Effect, and all such agreements related to products currently made or sold by the Company, or to product candidates currently under development, are in full force and effect. All patents issued in the name of, or assigned to, the Company, and all patent applications made by or on behalf of the Company (collectively, the “Company Patents”) have been duly and properly filed, are valid, enforceable and subsisting. The Company is not aware of any material information that was required to be disclosed to the United States Patent and Trademark Office (the “PTO”) but that was not disclosed to the PTO with respect to any issued Company Patent, or that is required to be disclosed and has not yet been disclosed in any pending application in the Company Patents and that would preclude the grant of a patent on such application. The Company is the sole owner of the Company Patents and no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the PTO and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than a licensor to the Company of such Intellectual Property;

(t)           No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, distributors, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

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(u)          The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(v)          The Company has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(w)         Since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)          Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective;

(y)          The Company has filed, or has timely requested or obtained extensions thereof, all United States federal income tax returns of the Company required by law to be filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided, or where the failure to pay such taxes, individually or in the aggregate, would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

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(z)           There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, Pricing Disclosure Package and Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(aa)        The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”). The Company does not own or operate any real property contaminated with any substance that is subject to any environmental laws. The Company is not liable for any off-site disposal or contamination pursuant to any environmental laws nor is it subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;

(bb)        Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(cc)        The Company has not, nor, to the Company’s knowledge, has any director, officer, agent, employee or other person associated with or acting on behalf of the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company has not, and, to the Company’s knowledge, no director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

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(dd)        The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ee)        Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents; (ii) solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Capital Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of its directors or officers to comply in all material respects with any provisions of the Sarbanes-Oxley Act; and (iii) the Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply, and it is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which the Company is not required to comply with;

(ff)         Except as disclosed in Annex A, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(gg)        The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, Pricing Disclosure Package and Prospectus, will not be an “investment company”, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

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(hh)       The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company (1) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (2) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III(c) hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(ii)          Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market and industry-related data included in the Registration Statement, Pricing Disclosure Package and Prospectus are not based on or derived from sources that are reliable and accurate, and the Company has obtained the consent to the use of such data from sources to the extent required;

(jj)          Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters in connection with the transactions contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(kk)        To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders or securityholders who acquired securities of the Company within the past 180 days immediately prior to the initial submission of the Initial Registration Statement, except as set forth in the Registration Statement;

(ll)          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or to the Company’s knowledge, any insider with respect to the sale of the Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA;

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(mm)      Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the transactions consummated hereunder;

(nn)       All information provided by the Company in its FINRA Questionnaire to Representative’s counsel specifically for use by Representative’s counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects;

(oo)       The Shares have been approved for listing subject to notice of issuance on the NASDAQ Capital Market;

(pp)       There are no relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required;

(qq)       Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any Underwriter or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of an Underwriter;

(rr)         Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

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(ss)        The Company is, and at all times has been, in compliance with all Health Care Laws to the extent they apply to the Company, except where any such non-compliance, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means, to the extent applicable: (1) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (2) all applicable federal, state, and local health care civil and criminal fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), and, the exclusion laws of applicable government healthcare programs, including but not limited to the exclusion laws at 42 U.S.C. § 1320a-7; (3) the laws governing the Medicare program (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (4) the laws governing the Medicaid program (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (5) the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (6) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated thereunder; (7) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); and (8) quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies. The Company has not received any Form 483 notice of inspectional violations or warning letters from the U.S. Food and Drug Administration or other correspondence from a Regulatory Agency alleging or asserting noncompliance with any Health Care Laws. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, the Company has not been, and to the Company’s knowledge, its respective current employees, officers or directors or, to the knowledge of the Company, its current agents or subcontractors have not been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company or except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion;

(tt)          The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes. There are no material transactions, agreements, dispositions or other actions of the Company that are not properly approved and/or accurately and fairly recorded in the minute books of the Company, as applicable;

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(uu)        There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members;

(vv)        Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading;

(ww)       None of the Company’s filings with the Commission contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has made all filings with the Commission required under the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”);

(xx)         The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected, individually or in the aggregate, to have a material adverse effect.

1.                (B).          Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

(ii) Each of (1) the Custody Agreement signed by such Selling Stockholder and Continental Stock Transfer and Trust Company, as custodian (the “Custodian”), relating to the deposit of the Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (2) the Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

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(iii) Such Selling Stockholder has, and on the Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”), free and clear of any security interest, mortgage, pledge, lien, encumbrance, in respect of, all of the Shares subject to sale by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Shares which may be sold by such Selling Stockholder pursuant to this Agreement, or a security entitlement in respect of such Shares, and to comply with its other obligations hereunder;

(iv) Upon delivery of Shares by such Selling Stockholder and payment therefor pursuant to this Agreement, and assuming no Underwriter has notice of any “adverse claim” (within the meaning of Section 8-102 of the UCC)) (a) the Underwriters will be “protected purchasers” of such Shares within the meaning of Section 8-303 of the UCC, (b) under Section 8-501 of the UCC, the Underwriters will acquire good and valid title or a valid security entitlement in respect of such Shares and (c) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement;

(v) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter or by-laws, or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except for any conflicts, breaches or defaults which would not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the sale of such Shares to the Underwriters hereunder and to satisfy the other obligations of such Selling Stockholder hereunder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as may be required under the Securities Act, applicable state securities or Blue Sky laws and from the FINRA;

(vi) Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby;

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(vii) All Selling Stockholder Information (defined below) of such Selling Stockholder is, and on the Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading. Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Shares);

(viii) Such Selling Stockholder is not prompted to sell Shares by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(ix) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M;

(x) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by such Selling Stockholder of the Shares (other than those taxes, fees or charges that such Selling Stockholder has agreed to pay pursuant to Section 4 or Section 7 hereof);

(xi) Prior to the later of (1) the expiration or termination of the option granted to the several Underwriters under Section 2 and (2) the completion of the Underwriters’ distribution of the Shares, such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus(es) listed on Schedule III and the Prospectus; and

(xii) Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

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Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 1(B). Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.           Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters an aggregate of [___] Firm Shares and (b) the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters and aggregate of [____] Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule II. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule I. The purchase price per Firm Share to be paid by the Underwriters to the Company and the Selling Stockholders shall be $[____] per share (94% of the per Firm Share offering price to the public) (the “Purchase Price”). The number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the option to purchase at their election up to [_____] Option Shares, representing 15% of the Firm Shares sold in the offering, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 45 calendar days after the date of the Prospectus and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

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3.           It is understood that the Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.           The Company and the Selling Stockholders will deliver the Firm Shares to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in federal (same day) funds by wire transfer to the respective accounts specified by the Company and the Selling Stockholders (or the Custodian, as the case may be) at the office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 10:00 A.M., New York time, on [_____], 2015, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. If the Representative so elect, delivery of the Firm Shares will be made by credit to the accounts designated by the Representative through DTC’s full fast transfer or DWAC programs. If the Representative so elect, the certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative request and will be made available for checking and packaging at the above office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representative as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in federal (same day) funds by wire transfer to the account specified by the Company at the above office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 10:00 A.M., New York time on the applicable Option Closing Date. If the Representative so elect, delivery of the Option Shares will be made by credit to the accounts designated by the Representative through DTC’s full fast transfer or DWAC programs. If the Representative so elect, the certificates for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative request and will be made available for checking and packaging at the above office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at least 24 hours prior to such Option Closing Date.

Each Selling Stockholder hereby agrees, severally and not jointly, that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and under the Custody Agreement and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

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5.           (A)           The Company covenants and agrees with each of the Underwriters as follows:

(a)          The Company, subject to Section 5(A)(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the Preliminary Prospectus or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 6-month lock-up period referred to in Section 5(A)(k) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)          The Company will use its reasonable best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(A)(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

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(d)          The Company has furnished or will deliver to the Representative, without charge, two signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon request by the Representative, deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)           The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(A)(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communications included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

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(g)          The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the Effective Date of the Registration Statement.

(h)          The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, Pricing Disclosure Package and Prospectus under the heading “Use of Proceeds.”

(i)           The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Shares) on the NASDAQ Capital Market.

(j)           The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the offering hereunder (as determined in accordance with the rules and regulations of FINRA).

(k)          During a period of six (6) months from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of equity-based awards granted pursuant to the Company’s existing benefit plans that are referred to in the Prospectus, (3) the issuance of shares of Common Stock upon the exercise or vesting of any such equity-based awards outstanding on the date of this Agreement and referred to in the Prospectus, (4) the issuance of shares of Common Stock upon the exercise, vesting or conversion of options, warrants or other convertible securities outstanding as of the date of this Agreement and described in the Prospectus or (5) the issuance of shares of Common Stock or securities convertible into Common Stock representing in the aggregate no more than 5% of the Company’s issued and outstanding shares of Common Stock to one or more counterparties in connection with the consummation of a credit facility, strategic partnership, joint venture, collaboration or the acquisition or license of any business products or intellectual property, provided that each recipient of such shares of Common Stock or securities convertible into Common Stock agree to be bound by the terms of the “lock-up” agreement in the form of Exhibit A hereto.

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(l)           The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents and reports required to be filed with the Commission and the NASDAQ Capital Market pursuant to the Exchange Act within the time periods required by the Exchange Act or the NASDAQ Capital Market and the rules and regulations of the Commission thereunder.

(m)         The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(n)          During a period of two years from the Effective Date, the Company will furnish to the Representative (to the extent not available on EDGAR or on the Company’s website) copies of all reports or other communications (financial or other) furnished to shareholders generally, and deliver to the Representative as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (to the extent not available on EDGAR or on the Company’s website).

(o)          If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing will either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

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(p)          The Company shall cause to be prepared and delivered, at its expense, within one business day from the date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(q)          The Company shall maintain, at its expense, a registrar and transfer agent for the Shares.

(r)           The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the 1933 Act and (ii) completion of the 6-month restricted period referred to in Section 5(A)(k).

5            (B).          Each Selling Stockholder further covenants and agrees, severally and not jointly, with each Underwriter:

(a)          Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M;

(b)          Such Selling Stockholder will advise the Representative promptly, and if requested by the Representative, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any change in the Selling Stockholder Information in the Pricing Prospectus or Prospectus; and

(c)          To deliver to the Representative prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(d)          Such Selling Stockholder will execute and deliver a “lock-up” agreement, in the form of Exhibit A attached hereto.

(e)          Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 8(o) hereof would be inaccurate if made as of the Closing Date.

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(f)           On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

6.           (a)            The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

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7.            The Company, covenants and agrees with the Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(A)(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, if any, in connection with such qualification; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on the NASDAQ Capital Market; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Subject to this Section 7 and Section 13 of this Agreement, the Underwriters will pay all of their costs and expenses associated with the transactions contemplated hereunder. The Company shall be obligated to pay to the Representative of the Underwriters its accountable expenses related to the transactions contemplated herein in an amount not to exceed $200,000; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and the Attorneys-in-Fact and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

8.            The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

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(a)          The Registration Statement shall have become effective. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(A)(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

(b)          The representations and warranties of the Company and the Selling Stockholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company and the Selling Stockholders, as the case may be, shall have complied with all agreements and all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)          There shall not have been any Material Adverse Effect on the Company, and the Company shall not have sustained since the date of the latest audited financial statements included in the Registration Statement, Pricing Disclosure Package and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, Pricing Disclosure Package and Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, Pricing Disclosure Package and Prospectus and except as described in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock (other than the issuance of shares of Common Stock upon the exercise or conversion of securities described as outstanding in, or the grant options, restricted stock or other equity-based awards under Company’s existing equity incentive plans described in, the Registration Statement, Pricing Disclosure Package and Prospectus) or long-term debt of the Company or any of its subsidiaries or (2) there shall not have been any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one entity, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

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(d)          The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, reasonably satisfactory to the Representative, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 8(c), and (2) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by the Commission.

(e)          The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company certifying that (i) that projections presented to the Underwriters for their review were prepared in good faith and represent their best present estimate of the Company’s financial condition following completion of the transactions contemplated by this Agreement, and (ii) the proceeds of the transactions contemplated by this Agreement are sufficient to fund the Company over the next 12 months from Closing Date.

(f)           On the Closing Date or Option Closing Date, as the case may be, Johnson and Colmar, counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters.

(g)          On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, EKS&H shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)          On the Closing Date or Option Closing Date, as the case may be, the Representative shall have received from EKS&H a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(c), except that the specified date referred to shall be a date not more than two business days prior to the Closing Date or such Option Closing Date, as the case may be.

(i)           On the Closing Date or Option Closing Date, as the case may be, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters, shall have furnished to the Representative their opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request from the Company or its counsel to enable them to furnish such opinion.

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(j)           The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance.

(k)          FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(l)           The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, from all the officers and directors of the Company, the Selling Stockholders and certain security holders who beneficially own 5% and more of the capital stock of the Company, all of whom are listed on Exhibit B hereto.

(m)         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market that is continuing; (iii) a general moratorium on commercial banking activities declared by any federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

(n)          On the Closing Date, the Representative shall have received an opinion of counsel for each of the Selling Stockholders, dated as of such date, in the form and substance previously agreed upon by counsel for the Underwriters and such counsel for such Selling Stockholders.

(o)          On the Closing Date, the Representative shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such date, to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

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(p)         On the date hereof, the Selling Stockholders shall have furnished for review by the Representative copies of the Powers of Attorney and Custody Agreement executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.

(q)         On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative shall reasonably request.

The certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Underwriters.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representative by notice to the Company at any time on or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

9.           (a)            The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, which was settled upon the written consent of the Company), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

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(b)          Each Selling Stockholder severally, and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished by or on behalf of such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder which appear in the Pricing Prospectus or Prospectus in the table and corresponding footnotes under the caption “Selling Stockholders” (with respect to such Selling Stockholder, collectively, the “Selling Stockholder Information”).

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(c)          Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, which was settled upon the written consent of the Representative), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any post-effective amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph on the cover page concerning the expected delivery of shares to purchasers, the concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting” and the information regarding stabilization contained in the thirteenth paragraph under the caption “Underwriting”.

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(d)          Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9, except to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded based on the written advice of outside counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a) or 9(b), shall be selected by the Representative. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9 in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company each of the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company each of the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company each of the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(e) to contribute are several in proportion to their respective underwriting obligations and not joint. Each Selling Stockholder’s obligations to contribute pursuant to this Section 9(e) are several and not joint.

(f)           The obligations of the parties to this Agreement contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10.         If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares by other persons are not made within 48 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company or any Selling Stockholder, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

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In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11.         If a Selling Stockholder shall fail on the Closing Date to sell and deliver the number of Shares which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders and the Company do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule II hereto, then the Underwriters may, at the option of the Representative, by written notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 7, 9, 10, 14, 18 and 19 shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 11, the Representative, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the Pricing Prospectus or the Prospectus or in any other documents or arrangements.

35

12.         Notwithstanding anything herein contained, prior to the purchase of the Firm Shares, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representative, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the NYSE MKT or the New York Stock Exchange or on the NASDAQ Global Select Market or the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

13.         The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person or the Selling Stockholders, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 9 and the provisions of Sections 13, 14 and 17 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement (other than solely by reason of the failure of any Underwriter to perform its obligations hereunder), or if for any reason the Company or any Selling Stockholders shall be unable to perform its obligations under this Agreement (other than solely by reason of the failure of any Underwriter to perform its obligations hereunder) or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder; provided, however, that for purposes of this Section 13, the Company shall in no event be liable to any of the Underwriters for any other amounts, including, without limitation, damages on account of loss of anticipated profits from the sale of the Shares. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Shares.

36

14.         This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15.         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o Feltl and Company, Inc., 190 S. LaSalle Street, Suite 1220, Chicago, Illinois 60603, (fax no.: (312) 994-8518); Attention: Christopher R. Pravecek, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, (fax no. (212) 983-3115); Attention: Ivan K. Blumenthal, Esq. Notices to the Company shall be given to it at The Joint Corp., 9383 East Bahia Drive, Suite 100, Scottsdale, Arizona 85260; Attention: Chief Executive Officer, with a copy to Johnson and Colmar, 2201 Waukegan Road, Suite 260, Bannockburn, Illinois 60015, (fax no. (312) 922-9283); Attention: Craig Colmar, Esq. Notices to the Selling Stockholders shall be given to Continental Stock Transfer and Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 (fax no. ([xx]) [xxx]-[xxxx]); Attention: [xxx].

16.         This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18.         The parties hereby submit to the jurisdiction of and venue in the federal courts located in Minneapolis, Minnesota, in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

37

19.         The Company and the Selling Stockholders acknowledge and agree, severally and not jointly, that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and Selling Stockholders on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees, the Selling Stockholders or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, and (iv) the Company and any Selling Stockholder have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

20.         The Company and the Selling Stockholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering contemplated hereby that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

21.         Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, or any of them, with respect to the subject matter hereof, including that certain letter agreement by and between the Company and Feltl and Company, Inc., dated as of October 15, 2015.

38

23.         The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[signature page follows]

39

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

THE JOINT CORP.

By:
Name:
Title:

ON BEHALF OF THE SELLING STOCKHOLDERS:

By:
As Attorney-in-Fact
Name:

Accepted as of the date hereof:

FELTL AND COMPANY, INC.

By:
Name:
Title:

For itself and as Representative of the

Several Underwriters named in Schedule I hereto

40

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Feltl and Company, Inc.	[__]	[__]
Maxim Group LLC	[__]	[__]
Total:	[__]	[__]

41

SCHEDULE II

Selling Stockholders	Number of Firm Shares to be Sold

Craig P. Colmar	25,000
Anne Gerretzen Michaud	134,000
Richard Rees	50,000
Joint Franchise Company, LLC	150,000
Dr. Fred Gerretzen	50,000
Don Sanders	67,000
Don Sanders 2003 Children’s Trust	67,000
Katherine Sanders	50,000
Tanya Drury	50,000
Ben T. Morris	16,000
Christine Sanders	16,000
Laura Sanders	16,000
Matthew Drury as Trustee of the Matthew Drury Non Exempt Trust	16,000
Mark Drury as Trustee of the Mark Drury Non Exempt Trust	16,000
Luke Drury as Trustee of the Luke Drury Non Exempt Trust	16,000

Total:	739,000

42

SCHEDULE III

(a)          Pricing Information

Firm Shares to be Sold by the Company: [___]

Firm Shares to be Sold by the Selling Stockholders: [___]

Initial Public Offering Price per Share: $[___]

Underwriting Discounts and Commissions: [___]

Option Shares to be Sold by the Company: [___]

(b)          Free Writing Prospectuses

[None.]

(c)          Written Testing the Waters Communications

[None.]

43

EXHIBIT A

Form of Lock-Up Agreement

A-1

FORM OF LOCK-UP AGREEMENT

______________, 2015

Feltl and Company, Inc.
2100 LaSalle Plaza

800 LaSalle Ave

Minneapolis, MN 55402

Dear Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Purchase Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”), of The Joint Corp., a Delaware corporation and any successor (by merger or otherwise) thereto (the “Company”), pursuant to a registration statement on Form S-1 filed or to be filed by the Company, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock beneficially owned by the undersigned, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Feltl and Company, Inc. (“Feltl”), on behalf of the Underwriters. For purposes of clarity, this restriction does not apply to the conversion of any preferred stock into Common Stock, or the exercise of any option or warrant. In addition, the undersigned agrees that, without the prior written consent of Feltl, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The initial Lock-Up Period will commence on the date of this Agreement and continue and include the date that is six (6) months after the date of the final prospectus used to sell Common Stock in the Offering (the “Public Offering Date”) pursuant to the Purchase Agreement.

Any Common Stock received upon exercise by the undersigned of options or warrants or the conversion of preferred stock will also be subject to this Agreement.

The restrictions on transfer described in this Agreement shall not apply to and no consent of Feltl shall be required for (1) the sale of any Common Stock to the Underwriters pursuant to the Purchase Agreement; (2) a transfer of Common Stock to a family member or trust; (3) a transfer of Common Stock to charitable or educational organizations if, in any such case, such transfer is a bona fide gift; (4) if the undersigned is a partnership or a limited liability company, transfers of Common Stock to a partner or member, as the case may be, of such partnership or limited liability company so long as the transfer is not for value; (5) if the undersigned is a corporation, transfers of Common Stock to any wholly-owned subsidiary of such corporation; (6) if the undersigned is a venture capital fund, private equity fund or other similar investment fund, transfers of Common Stock to the undersigned’s partners or other holders of equity interests in the undersigned pro rata based upon their respective interests so long as the transfer is not for value; (7) transfers of Common Stock in connection with the exercise of any stock options held by the undersigned that expire during the Lock-Up Period, to the extent necessary to fund the exercise price of such stock options and any withholding taxes resulting from such exercise; (8) transfers of Common Stock by will or intestate succession; and (9) transfers of Common Stock pursuant to any order of, or settlement agreement not involving any public sale of such shares or securities, approved by, any court of competent jurisdiction; provided, however, that in any case referred to in clauses (2) through (6) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Feltl, not later than one business day prior to such transfer, an executed agreement in substantially the form of this agreement, and (B) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period and the undersigned and such transferee shall not, except to the extent required by law, otherwise disclose such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

In addition, nothing herein shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, during the Lock-Up Period, provided that no sales or other transfers occur under such plan during the Lock-Up Period.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. In executing and delivering this Agreement, the undersigned has obtained such legal and other counsel as the undersigned deems necessary or appropriate. The undersigned has not relied upon any representation or warranty of the Company or any Underwriter in executing and delivering this Agreement. This Agreement shall lapse and become null and void upon the earlier to occur, if any, of (i) the Company notifying Feltl or Feltl notifying the Company in writing that it does not intend to proceed with the Offering, (ii) the Company withdrawing the registration statement registering the Common Stock to be sold in the Offering or deregisters all the shares covered by such registration statement, (iii) if the Public Offering Date shall not have occurred on or before January 15, 2016 (provided that the Company may by notice to the undersigned prior to January 15, 2016, extend such date by a period up to three (3) months), or (iv) if following execution of the Purchase Agreement, the Purchase Agreement is terminated prior to the sale of any Common Stock thereunder. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

** Remainder of page intentionally left blank – signature page to follow. **

Very truly yours,

____________________________________

Printed Name of Holder

By:_________________________________

Signature

____________________________________

Printed Name of Person Signing

(and indicate capacity/title of person signing if

signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

EXHIBIT B

Locked-Up Persons

John Richards

David Orwasher

Francis T. Joyce

Catherin B. Hall

James Amos

Craig P. Colmar

Steven P. Colmar

Ronald V. DaVella

William R. Fields

Richard Kerley

John Leonesio

Bret Sanders

Joint Franchise Company, LLC

Fred Gerretzen

Anne Gerretzen Michaud

Richard Rees

Don Sanders

Don Sanders 2003 Children’s Trust

Katherine Sanders

Tanya Drury

Ben T. Morris

Christine Sanders

Laura Sanders

Matthew Drury as Trustee of the Matthew Drury Non Exempt Trust

Mark Drury as Trustee of the Mark Drury Non Exempt Trust

Luke Drury as Trustee of the Luke Drury Non Exempt Trust

LTLx2, LLC

Austin Trust

B-1

ANNEX A

Warrants to purchase an aggregate of up to 90,000 shares of the Company’s Common Stock issued to Feltl and Company, Inc. and Roth Capital Partners, LLC on November 14, 2014.

Annex A-1